Exhibit 19

NATIONAL BANKSHARES, INC.

INSIDER TRADING POLICY

Trading in the securities of National Bankshares, Inc. (the “Company”) by a director, officer, or employee of the Company while that person is aware of material non-public information, or providing material non-public information to others who purchase or sell securities based on such information, is a violation of the U.S. federal securities laws and is prohibited by the Company. Insider trading violations are pursued vigorously by the U.S. Securities and Exchange Commission (the “SEC”), U.S. Attorneys, and state enforcement authorities, and can result in significant civil or criminal liability for the Company and its directors, officers, and employees. Any violation of this policy by a director, officer, or employee of the Company or any of its subsidiaries may result in disciplinary action, including termination.

During the course of service to the Company and its subsidiaries, directors, officers, and certain employees may have regular or periodic access to material non-public information about the Company and its subsidiaries, and about other publicly-traded companies. The Company’s Board of Directors has adopted this policy to promote compliance with federal and state securities laws that prohibit insider trading in securities, by providing in this policy general procedural guidelines for directors, officers, and employees to follow when aware of material non-public information. In order to avoid even the appearance of trading on material non-public information and to facilitate compliance with certain transaction reporting obligations under applicable U.S. federal securities laws, this policy also provides procedures for directors, officers, and certain employees to follow when conducting transactions in Company securities and reporting such transactions to the SEC and the Nasdaq Stock Market.

This policy applies to all members of the Boards of Directors of the Company and its subsidiaries (including The National Bank of Blacksburg and National Bankshares Financial Services, Inc.), all officers of the Company and its subsidiaries, and all employees of the Company and its subsidiaries. The Company and its subsidiaries may also determine that other persons should be subject to this policy, such as contractors or consultants who have access to material non-public information about the Company. This policy also applies to Family Members (as defined below) and entities influenced, directed, or controlled by a person covered by this policy.

Each individual subject to this policy is responsible for making sure that he or she complies with this policy, and that any Family Member or related entity whose transactions are subject to this policy also complies with this policy. In all cases, the responsibility for determining whether an individual is aware of material non-public information rests with that individual, and any action on the part of the Company or any officer or employee who takes part in administering this policy on behalf of the Company does not in any way constitute personal legal advice for the individual or insulate the individual from liability under applicable securities laws.

There are no exceptions to this policy, except as specifically noted herein. Transactions that may seem necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure), or small transactions, are not excepted from this policy. The securities laws do not recognize any mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation.

SECTION I: MATERIAL NON-PUBLIC INFORMATION DEFINED

1.
Material Non-Public Information Defined.

1.
Material information is information that a reasonable investor would consider important in making an investment decision (e.g., whether to purchase, sell, or hold a position in a security). Based on SEC guidance, materiality must be assessed on both a quantitative and qualitative basis. Any information that could be expected to affect a company’s stock price, whether it is positive or negative, should be considered material. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances.

2.
Non-public information is information which has not been disclosed to and widely disseminated among the general marketplace. Once information is widely disseminated, it is still necessary to afford the investing public with sufficient time to absorb the information. As a general rule, information should not be considered fully absorbed by the marketplace until the end of the full day of trading after the day on which the information is released.

2.
Factors to Consider in Determining Materiality.

1.
The materiality of information is dependent upon the facts and circumstances present at the time the director, officer, or employee has access to the information, but is often evaluated by enforcement authorities with the benefit of hindsight.

2.
Factors relevant in determining the materiality of information include:

1.
The nature, extent, size or magnitude of the event or transaction in question relative to the activities of the entity to which it relates, and the probability of the occurrence of the event or transaction in question;

2.
The range of harm or benefit that could result from the incident, including to reputation, financial performance, customer relationships, and vendor relationships, and the potential for litigation or regulatory investigations or actions;

3.
The specificity of the information;

4.
The reliability of the information, in light of its nature and the source and circumstances under which it was received;

5.
The nature of the information relative to an entity’s experience or performance; and

6.
SEC guidance regarding the materiality of certain types of information.

3.
While it is not possible to define all categories of material information, some examples of information that typically would be regarded as material are:

1.
Financial results/earnings or related projections for a fiscal quarter or year-end, or changes thereto;

2.
Significant operational developments or results, including such items as new branch acquisitions or changes in accounting methods and policies;

3.
Public or private securities offerings;

4.
Corporate actions such as stock splits, calls, redemptions, or repurchases of shares;

5.
Significant pending or proposed transactions, such as mergers, joint ventures, acquisitions, or tender offers;

6.
Pending or proposed dispositions or acquisitions of a significant asset;

7.
Execution or termination of significant contracts or joint ventures with suppliers, customers, or other business partners (or knowledge of a counterparty’s, customer’s, or vendor’s failure (or likely failure) to perform on a contract, the failure of which will affect revenue the Company is expecting to receive);

8.
Changes to dividend policies;

9.
Significant changes in the ownership of the Company, its operations, or management;

10.
Significant related party transactions;

11.
Regulatory examination or solvency issues of Company or its subsidiaries;

12.
Bankruptcy or similar proceedings (or significant solvency/liquidity issues) affecting the Company, its subsidiaries or their respective major customers/borrowers;

13.
Pending or threatened significant litigation or litigation exposure, or the resolution of such litigation;

14.
Cybersecurity incidents; and

15.
Other events requiring the filing of a Form 8-K.

SECTION II: PRESERVING CONFIDENTIALITY OF MATERIAL NON-PUBLIC INFORMATION

1.
Duty of Confidentiality.

1.
As a director, officer, or employee of the Company or its subsidiaries, you have a duty to maintain the confidentiality of material non-public information about the Company and its subsidiaries, and about other companies if such information was obtained while working for the Company or its subsidiaries. If it is unclear as to whether information is “material” and “non-public,” contact the appropriate Company executives promptly for assistance in determining the sensitivity of the information.

2.
Material non-public information regarding the Company or its subsidiaries, or regarding other companies if such information was obtained while working for the Company or its subsidiaries, may not be disclosed to any person outside the Company and its subsidiaries, except:

1.
To a person who owes a duty of trust or confidence to the entity (such as an attorney, investment banker, or accountant);

2.
To a person who expressly agrees in writing with the Company to maintain the disclosed information in confidence (e.g., pursuant to a non-disclosure agreement with the Company); or

3.
With respect to information regarding the Company, as authorized by the Company’s senior management and in accordance with the Company’s procedures for external disclosure of information regarding the Company (e.g., in SEC filings or press releases).

3.
Internal communications of material non-public information may only be transmitted within the Company and its subsidiaries on a need to know basis. These communications, whether made orally or in writing (inclusive of e-mail), should clearly identify the transmitted information/materials as material non-public information.

2.
Guidelines for the Preservation of Confidentiality. The following are guidelines and are not all-inclusive; furthermore, failure to follow one of the guidelines could, but will not necessarily, result in a violation of this policy. To preserve the confidentiality of material non-public information:

1.
Secure the information documented in paper format in locked cabinets;

2.
Secure the information documented in electronic format by systematically restricting access to those with authorization to view;

3.
Avoid transporting the information outside the Company;

4.
Avoid discussing the information in office common areas such as open conference rooms and copy areas;

5.
Avoid leaving the information unattended on desk tops or in office common areas such as conference rooms or copy areas; and

6.
Avoid discussing the information outside the Company and in public venues.

3.
Process to Follow Upon Certain Disclosures of Material Non-Public Information.

1.
Disclosure of material non-public information regarding the Company to external parties outside of the Company’s procedures for external disclosure of information regarding the Company (e.g., in SEC filings or press releases) shall be promptly brought to the attention of the Chief Executive Officer, Chief Financial Officer, or the Company’s Corporate Secretary.

1.
Material non-public information regarding the Company disclosed to broker-dealers, investment bankers, investment companies, investment advisers, institutional investment managers, persons associated with investment advisers, broker-dealers, and institutional investment managers (including investment/securities analysts), and holders of the Company’s securities, where it is reasonably foreseeable that such persons will trade on the basis of that information, shall be promptly disclosed to the public by the Company if required by and in accordance with Regulation FD.

2.
The Chief Executive Officer and/or Chief Financial Officer shall consult with the Company’s counsel as appropriate regarding any corrective action to be taken regarding disclosure of material non-public information.

2.
Section II.C.1. shall not apply to disclosures made to persons identified in Section II.A.2.a. and b.

SECTION III: PROCEDURES TO PREVENT TRADING IN SECURITIES WHILE AWARE OF MATERIAL NON-PUBLIC INFORMATION

1.
General Prohibitions. Directors, officers, and employees of the Company and their respective Family Members (as defined below) are prohibited from engaging in:

1.
Transactions in the securities of the Company while aware of material non-public information about the Company, except as otherwise permitted by Section III.E. of this policy. For the purpose of this policy, securities include, but are not limited to, stocks, bonds, and options.

2.
Transactions in the securities of any other company while aware of material non-public information regarding such other company, if such information was obtained while working for the Company or its subsidiaries.

3.
Short-term trading in the securities of the Company, which is the purchase and subsequent sale or sale and subsequent purchase of a class of Company securities within a six-month period.

4.
Short sales or sales against the box involving Company securities;

1.
A short sale is a sale of a security that the seller does not own (i.e., the seller does not hold a sufficient number of shares to deliver against the sale). A short seller expects the market price of the security to fall, enabling the seller to purchase, at a lower price, shares to be delivered against the sale.

2.
A sale against the box is a form of short sale in which the seller owns a sufficient number of shares to cover the sale, but borrows from a broker or other person the shares to be delivered against the sale. The seller later can elect to replace the borrowed stock with shares purchased in the open market or with shares already owned.

2.
Transactions by Family Members and Others.This policy applies to family members of officers, directors, or employees who reside with the respective officer, director, or employee (including a spouse, a child, a child away at college, stepchildren, parents, stepparents, grandparents, siblings, and in-laws), anyone else who lives in the respective officer, director, or employee’s household, and any family members who do not live in the respective officer, director, or employee’s household but whose transactions in Company securities are directed by the officer, director, or employee or are subject to the officer, director, or employee’s influence or control, such as parents or children who consult with the officer, director, or employee before they trade in Company securities (collectively referred to as “Family Members”). As an officer, director, or employee, you are responsible for the transactions of these other persons and therefore should make such Family Members aware of the need to confer with the officer, director, or employee before they trade in Company securities, and the officer, director, or employee should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were for their own account. This policy does not, however, apply to personal securities transactions of Family Members where the purchase or sale is made by a third party not controlled by, influenced by, or related to the officer, director, employee, or your Family Members.

3.
Reporting Requirements. Each director, each officer who has the power to influence the management and policies of the Company (each an “Executive Officer”), and each employee of the Company or a subsidiary who the Company determines may have access to material non-public information about the Company (collectively, each an “Insider”) must notify the Company’s Chief Executive Officer, Chief Financial Officer, or Corporate Secretary at least one business day prior to any transaction in Company securities. The Company shall deliver this policy to each person deemed to be an Insider under this policy. Notification requirements also extend to each Insider’s Family Members. Please note that notification is primarily a safeguard the Company has put in place to help protect Insiders and the Company from inadvertent violations of securities laws and to facilitate the reporting of transactions by the tight deadlines imposed under Section 16 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”). Notification may be made orally or in writing, including electronic mail or facsimile.

4.
Trading Limitations.

1.
Standard Blackout Periods. Each Insider and their Family Members are precluded from trading in the securities of the Company:

1.
Beginning on the 10th day prior to each fiscal quarter end through one full day of trading following the Company’s public disclosure (through the filing of a Form 10-Q or 10-K, as appropriate, or through the issuance of an earnings press release) of the Company’s earnings results for that quarter; and

2.
Beginning on the date of any public disclosure by the Company (through the filing of a Form 8-K, 10-Q, or 10-K, as appropriate, or through the issuance of a press release) of a material event, through the second full day of trading following the public disclosure.

2.
Other Blackout Periods.

1.
The Company shall notify Insiders of additional blackout periods during which transactions in Company securities will be prohibited. Insiders are responsible for communicating the existence of additional blackout periods to their Family Members, but should not communicate such information to any other person.

2.
Additional blackout periods may be initiated by the Company pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 during periods when certain participants in Company sponsored plans such as a 401(k) plan, profit sharing plan, employee stock ownership plan, deferred compensation plan, or similar plans are prohibited from transacting in Company equity securities for a period exceeding three consecutive business days, or during periods associated with events referred to in Section I.B.3.

5.
Transactions Exempt from Trading Restrictions.

1.
Stock options. The restrictions in Sections III.A.1. and III.D. do not apply to the exercise of a stock option acquired pursuant to the Company’s equity compensation plans, or to the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements. The restrictions in Sections III.A.1. and III.D. do apply, however, to any sale of stock as part of a broker-assisted “cashless exercise” of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option.

2.
Restricted stock awards. The restrictions in Sections III.A.1. and III.D. do not apply to the vesting of restricted stock, or the exercise of a tax withholding right pursuant to which a participant elects to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock. The restrictions in Sections III.A.1. and III.D. do apply, however, to any market sale of restricted stock.

3.
Other Company Benefit Plans. The restrictions in Sections III.A.1. and III.D. do not apply to regular and matching contributions to the Company stock fund of a benefit plan. The restrictions in Sections III.A.1. and III.D. do apply, however, to a participant’s decision to participate in such plan and to a participant’s decision to amend his or her election form.

4.
Gifts of Company Securities. Gifts of Company securities may be exempt from the restrictions in Sections III.A.1. and III.D., provided that the recipient does not intend to sell the securities during any blackout period.

5.
Rule 10b5-1 Plans. The restrictions in Sections III.A.1. and III.D. do not apply to transactions under a pre-existing written plan, contract, instruction, or arrangement under Rule 10b5-1 issued under the Securities Exchange Act of 1934 (an “Approved 10b5-1 Plan”). A trading plan, contract, instruction, or arrangement will not qualify as an Approved 10b5-1 Plan without the prior review and approval of the Company’s Chief Executive Officer or his or her designee.

6.
To facilitate compliance with reporting requirements under Section 16 of the Exchange Act, all transactions in Company securities should be reported to the Company pursuant to Section III.C., regardless of whether the transaction is exempt from Sections III.A.1. or III.D.

6.
Other Restrictions.

1.
Publicly-Traded Options. Given the relatively short term of publicly-traded options, transactions in publicly-traded options with respect to Company securities may create the appearance that a director, officer, or employee is trading based on material non-public information, and focus a director’s, officer’s, or other employee’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in put options, call options, or other derivative securities with respect to Company securities, on an exchange or in any other organized market, are prohibited by this policy. (Option positions arising from certain types of hedging transactions are governed by the next paragraph below.)

2.
Margin Accounts. Because securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call, and because this can occur when the individual is in possession of material non-public information, directors, officers and employees are prohibited from holding Company stock in a margin account.

3.
No Hedging. Pursuant to the Company’s Anti-Hedging and Pledging Policy, Insiders may not enter into hedging or monetization transactions or similar arrangements with respect to Company securities.

SECTION IV: RELATED STATUTORY TRADING RESTRICTIONS AND REPORTING OBLIGATIONS

1.
Transaction Reporting Obligations: Section 16(a) of the Exchange Act.

1.
Persons Required to File Reports under Section 16(a).

1.
Each director, Executive Officer, and each shareholder who is directly or indirectly the beneficial owner of more than 10% of any class of any equity security issued by the Company (“10% Shareholder”) is required to file reports of beneficial ownership of the Company’s equity securities with the SEC and with the exchange on which the securities are registered. Beneficial ownership is defined in Rule 16a-1 under the Exchange Act.

2.
For Section 16 purposes, equity securities include equity securities as well as derivative securities relating to the Company, including options, warrants, convertible securities, and stock appreciation rights or similar securities with a value derived from the value of the Company’s equity securities.

2.
Reports to be Filed.

1.
Form 3: Initial Statement of Beneficial Ownership of Securities – Must be filed within 10 days after becoming a director, Executive Officer, or 10% Shareholder.

2.
Form 4: Statement of Changes in Beneficial Ownership of Securities – Must be filed within two business days after a change in beneficial ownership, subject to certain exceptions such as stock gifts.

3.
Form 5: Annual Statement of Changes in Beneficial Ownership of Securities – Must be filed within 45 days after the Company’s fiscal year end and must report any transactions or holdings that should have been reported during the fiscal year on a Form 3 or Form 4 but were not, and previously unreported transactions eligible for deferred reporting on Form 5, such as stock gifts.

3.
Obligation to File Required Reports.

1.
While the direct obligation to report holdings and transactions in Company equity securities is that of the director, Executive Officer, or 10% Shareholder, the Company (if requested) will facilitate the electronic filing of the required transaction reports to the SEC and the Nasdaq (for 10% Shareholders, the Company will only assist those acting in the capacity of director, Executive Officer, or employee of the Company).

2.
In order to ensure that the Company has all transaction data necessary to file applicable transaction reports, each director, Executive Officer, and 10% Shareholder that is also a Company director, Executive Officer, or employee shall provide or arrange for the provision of transaction detail to the Chief Executive Officer or his or her designee in accordance with Section III.C. Transaction details should include:

i. the number of shares proposed to be purchased, sold, or otherwise transferred;

ii. the amount to be paid or received;

iii. the proposed trade and settlement dates; and

iv. the expiration date of each option reported.

3.
Questions regarding transaction reports and transactions to be reported thereon should be directed to the Chief Executive Officer or his designee, who shall consult with the Company’s counsel as appropriate.

2.
Disgorgement of Short Swing Profits: Section 16(b) of the Exchange Act. The Company has a legal right to recover any profits from any non-exempt purchase and sale or non-exempt sale and purchase of the Company’s equity securities within any period of less than six months and in which a director, Executive Officer, or 10% Shareholder has a beneficial ownership interest.

3.
Restrictions on the Sale of Company Securities: Rule 144 under the Securities Act. Directors, Executive Officers, and 10% Shareholders, and certain persons related thereto (“Related Persons”) are generally considered to be “affiliates” of the Company, as that term is defined in Rule 144 under the Securities Act of 1933 (the “Securities Act”). Affiliates and Related Persons who wish to sell Company securities, including restricted securities acquired in an unregistered private placement (“Restricted Securities”) and unrestricted securities acquired in the open market, must do so pursuant to either (i) an effective registration statement for such sale filed with the SEC pursuant to the requirements of the Securities Act and the rules and regulations thereunder, or (ii) an exemption from such registration, the availability of which is to be established to the satisfaction of the Company. Rule 144 provides a safe harbor exemption from the registration requirements of the Securities Act.

4.
Cybersecurity Incident Disclosure. When the Company discovers a cybersecurity incident, management will be informed as soon as the incident is discovered. Management, working in concert with employees, experts, legal and accounting advisors, will work to determine the materiality of the incident in as timely a fashion as possible. If an incident is determined to be material, the incident will be disclosed to investors through an 8-K or other regulatory filing in as timely a manner as possible. The Company will disclose the incident as soon as it is determined to be material, even if the full investigation is not yet complete. The Company will make disclosures to investors for subsequent discoveries or to correct previous disclosures are determined to become materially inaccurate based on new information. In its filing to investors, the Company will disclose the material cybersecurity incident and any other information so that the financial statements are not misleading.

5.
Certificate of Compliance. All Insiders are required to sign the accompanying Certificate of Compliance.

Insider Trading Policy

Certificate of Compliance

Acknowledgment:

My signature below indicates that I have read, understand, accept, and agree to comply with the National Bankshares, Inc. Insider Trading Policy. I understand that my failure to comply in any respect with this policy may be a basis for termination of my employment or other relationship with National Bankshares, Inc.

Full Name:___________________________

Signature:____________________________

Date: ________________________